EXHIBIT 10.2
TARSA THERAPEUTICS, INC.

FIRST OMNIBUS AMENDMENT TO NOTE AND WARRANT PURCHASE
AGREEMENT, NOTES AND WARRANTS

This OMNIBUS AMENDMENT TO THE NOTE AND WARRANT PURCHASE AGREEMENT, NOTES AND WARRANTS (this “Amendment”) is made and entered into this 8th day of April, 2011, by and among Tarsa Therapeutics, Inc., a Delaware corporation (the “Company”), and Purchasers party to that certain Note Purchase Agreement dated as of September 29, 2010, by and among the Company and the Purchasers named therein (as amended, the “Purchase Agreement”).  Capitalized terms used and not specifically defined herein shall have the meaning given to them in the Agreement.

WHEREAS, pursuant to the Purchase Agreement, the Company has issued to the Purchasers convertible promissory notes in the aggregate amount of $8,500,000 (each, an “Existing Note”) and warrants to purchase an aggregate of 899,800 shares Series A Preferred Stock (each, an “Existing Warrant”);

WHEREAS, Section 10(c) of the Purchase Agreement provides that any provision of the Purchase Agreement may be amended, waived or modified upon the written consent of the Company and the Required Purchasers;

WHEREAS, Section 9 of the Existing Notes provides that any provision of the Existing Notes may be amended or waived upon the written consent of the Company and the Required Purchasers;

WHEREAS, Section 10 of the Existing Warrants provides that any provision of the Existing Warrants may be amended or waived upon the written consent of the Company and the Required Purchasers;

WHEREAS, the undersigned Purchasers constitute the Required Purchasers; and

WHEREAS, the Company and the undersigned Purchasers desire to amend the Purchase Agreement, each Existing Note and each Existing Warrant as set forth herein.

NOW, THEREFORE, in consideration of the mutual covenants, agreements and for other good and valuable consideration, the receipt and adequacy of which is hereby acknowledged, each of the Company and the Purchasers agree as follows:

1.           Extension of Maturity Date.

(a)           Section 1 of each of the Existing Notes is hereby amended by deleting the date “June 1, 2011” and inserting the date “March 31, 2012” in lieu thereof.

(b)           Section 1 of the form of Note attached to the Purchase Agreement as Exhibit A is hereby amended by deleting the date “June 1, 2011” and inserting the date “March 31, 2012” in lieu thereof.

2.           Subsequent Financings.  Section 2(b) of the Purchase Agreement is hereby deleted in its entirety and the following inserted in lieu thereof:

(b)           “Subsequent Closings.

(i)           Subject to the pay-to-play and automatic conversion provisions of Section 2(d), a subsequent sale and purchase of Notes (the “First Subsequent Closing”) occurred on December 1, 2010 (the “First Subsequent Closing Date”) pursuant to which the Purchasers purchased an aggregate of $5,000,000 Notes and Warrants to purchase an aggregate of 529,294 Warrant Shares as follows:  (A) each Purchaser delivered to the Company by check or wire transfer of immediately available funds such Purchaser’s First Subsequent Loan Amount set forth opposite each such Purchaser’s name under the heading “First Subsequent Loan Amount” on the Schedule of Purchasers attached hereto (such Purchaser’s “First Subsequent Loan Amount”), (B) the Company issued and delivered to each Purchaser a Note in favor of such Purchaser in the corresponding principal amount equal to such Purchaser’s First Subsequent Loan Amount and (C) the Company issued and delivered to each Purchaser a Warrant exercisable for the number of Warrant Shares set forth on Schedule I.

(ii)           Subject to the pay-to-play and automatic conversion provisions of Section 2(d), subsequent sales and purchases of Notes in an amount not to exceed $16,000,000 in the aggregate and Warrants to purchase an aggregate of up to 1,640,124 Warrant Shares shall occur in three subsequent closings (each, a “Subsequent Closing” and, together with the First Subsequent Closing, the “Subsequent Closings”).  Such Subsequent Closings currently are expected to be in the following amounts and on or about the following dates: (i) $7,000,000 on or about April 8, 2011, (ii) $6,000,000 on or about July 8, 2011, and (iii) $3,000,000 on or about December 15, 2011; provided that the actual date and amount of each Subsequent Closing shall be determined by the Required Purchasers, in their sole discretion, including on any date prior to the currently expected closing date.  Each Subsequent Closing shall be held at such date and time as elected by the Required Purchasers, with at least 10 days prior written notice to the Company and all Purchasers (each, a “Subsequent Closing Date”).  At each Subsequent Closing, the Purchasers shall purchase Notes and Warrants in the aggregate amounts as the Required Purchasers shall determine as follows:  (i) each Purchaser shall deliver to the Company by check or wire transfer of immediately available funds an amount equal to such Purchaser’s pro rata share (determined in proportion to the outstanding vested shares of Common Stock and Series A Preferred Stock on an as converted held by such Purchaser) of the aggregate principal amount of all Notes to be purchased at each Subsequent Closing and set forth opposite each such Purchaser’s name under the headings “Second Subsequent Loan Amount,” “Third Subsequent Loan Amount” and “Fourth Subsequent Loan Amount” on the Schedule of Purchasers attached hereto as Schedule I, as amended from time to time in accordance with this Agreement (each a Purchaser’s “Subsequent Loan Amount”), (ii) the Company shall issue and deliver to each Purchaser a Note in favor of such Purchaser in the corresponding principal amount equal to such Purchaser’s Subsequent Loan Amount and (iii) the Company shall issue and deliver to each Purchaser a Warrant in favor of such Purchaser which shall be exercisable for the number of Warrant Shares equal to such Purchaser’s Subsequent Warrant Amount (as defined below) in accordance with Section 2(e).  Each Subsequent Closing shall be made on the terms and conditions set forth in this Agreement.  At each Subsequent Closing, the representations and warranties of the Company in Section 3 hereof (and the Schedule of Exceptions delivered to the Purchasers in the Initial Closing (the “Schedule of Exceptions”) shall be deemed to speak as of the date of each Subsequent Closing and the Company shall, if necessary and subject to the approval of the Required Purchasers, update the Schedule of Exceptions as of each Subsequent Closing.  The Initial Closing(s) and each Subsequent Closing are sometimes referred to as the “Closing” and the Initial Closing Date and each Subsequent Closing Date are sometimes referred to as the “Closing Date”.  In the event any Purchaser fails to purchase the entire Subsequent Loan Amount for such Subsequent Closing, any remaining Subsequent Loan Amount and the corresponding Warrant Shares may be reallocated in such manner agreed to by the Company and the Required Purchasers.”

3.           Pay-to-Play and Automatic Conversion.

(a)             Section 2(d)(ii) of the Purchase Agreement is hereby deleted in its entirety and the following inserted in lieu thereof:

“(ii) Immediately prior to the consummation of a Subsequent Closing under Section 2(b)(i), the outstanding principal amount and accrued unpaid interest under any Notes issued at the Initial Closing and held by any Defaulting Purchaser shall automatically, and without any further action on the part of such Purchaser or the Company, be converted into fully paid and non-assessable shares of Common Stock (as defined below) at a conversion price equal to the Applicable Conversion Price (as defined in the Charter) of the Series A Preferred (as defined below) in effect at such time (such Applicable Conversion Price being $1.00 as of the Effective Date).”

(b)             The following new Section 2(d)(iii) is hereby added to the Purchase Agreement:

“(iii) Immediately prior to the consummation of a Subsequent Closing under Section 2(b)(ii), the outstanding principal amount and accrued unpaid interest under any Notes issued at any prior Subsequent Closing under Section 2(b)(ii) and held by any Defaulting Purchaser shall automatically, and without any further action on the part of such Purchaser or the Company, be converted into fully paid and non-assessable shares of Common Stock (as defined below) at a conversion price equal to the Applicable Conversion Price (as defined in the Charter) of the Series A Preferred (as defined below) in effect at such time (such Applicable Conversion Price being $1.00 as of the Effective Date).”

4.           New Purchasers.  Section 2(c) of the Purchase Agreement is hereby deleted in its entirety and the following inserted in lieu thereof:

(c)           “Subsequent Loan Amounts.  This Agreement, including without limitation the Schedule of Purchasers, may be amended by the Company with the written consent of the Required Purchasers to (i) modify the aggregate amount of Notes to be purchased at each Subsequent Closing, (ii) to allocate to each Purchaser such Purchaser’s Subsequent Loan Amount in accordance with Section 2(b) and to modify the number of Warrant Shares issuable pursuant to the Warrants issued at each Subsequent Closing in accordance with Section 2(e), (iii) to reallocate any remaining Subsequent Loan Amount that was not purchased in accordance with Section 2(b) and (iv) to add any Purchaser to the Schedule of Purchasers who shall become a party to this Agreement by signing a counterpart signature to this Agreement as a Purchaser.”

5.             Representations and Warranties.

(a)             Section 3.7 of the Purchase Agreement is hereby deleted in its entirety and the following inserted in lieu thereof:

“Absence of Undisclosed Liabilities

6.           .  The Company has no liabilities of any nature, whether accrued, absolute, contingent or otherwise (including without limitation liabilities as guarantor or otherwise with respect to obligations of others, or liabilities for taxes due or then accrued or to become due), except:  (a) liabilities stated or adequately reserved against on the balance sheet provided to the Purchasers dated as of February 28, 2011 or, with respect to any Subsequent Closing, the balance sheet (in each case the “Balance Sheet”)  dated such later date and provided to the Purchasers prior to such Subsequent Closing (the “Balance Sheet Date”), (b) liabilities not in excess of $150,000 in the aggregate, incurred since the date of the Balance Sheet in the ordinary course of business consistent with past practices (none of which is a claim for breach of contract, breach of duty, breach of warranty, tort, or infringement of an intellectual property right), and (c) liabilities disclosed on Schedule 3.7 hereto.”

(b)             The opening paragraph of Section 3.8 is hereby deleted in its entirety and the following inserted in lieu thereof:

“Conduct of Business; Absence of Certain Changes

7.           .  Except as disclosed on Schedule 3.8, since the Balance Sheet Date, the Company has conducted its business only in the ordinary course of business, consistent with prior practices and, whether or not in the ordinary course of business, there has not been any change in the financial condition, including working capital, earnings, reserves, properties, assets, liabilities, business or operations, of the Company which change, by itself or in conjunction with all other such changes, whether or not arising in the ordinary course of business has, or would reasonably be expected to have, a Material Adverse Effect.  Without limiting the generality of the foregoing, except as disclosed on Schedule 3.8 hereto, since the Balance Sheet Date, there has not been:”

(c)             Section 3.17 of the Purchase Agreement is hereby deleted in its entirety and the following inserted in lieu thereof:

“Employees and Consultants.  Except as set forth on Schedule 3.17, there are no currently effective consulting or employment agreements with individual consultants or employees to which the Company is a party or which the Company is a beneficiary (including non-competition covenants).  Also set forth on Schedule 3.17 is a list of the names of the employees, consultants and other individuals who received compensation from the Company in excess of $100,000 for the fiscal year ended December 31, 2010 or are anticipated to receive compensation in excess of $100,000 for the fiscal year ending December 31, 2011, together with the title or job classification of each such person and the total annual compensation anticipated to be paid to each such person by the Company and its subsidiaries commencing on the date hereof.  Each former and current employee and consultant has executed and delivered an agreement relating to confidentiality, non competition and invention assignment substantially in the form attached as Exhibit E hereto.”

(d)             Section 3.19 of the Purchase Agreement is hereby deleted in its entirety and the following inserted in lieu thereof:

 “Financial Statements

8.           .  Schedule 3.19 contains a complete and correct copy of the audited financial statements for the fiscal year ended December 31, 2010, the unaudited Balance Sheet as of the Balance Sheet Date (the “Interim Balance Sheet”) and the unaudited Statements of Operation, Stockholders’ Equity and Cash Flows for the period ended as of the Balance Sheet Date (collectively, the “Financial Statements”).  The Financial Statements comport with the books and records of the Company, present fairly and accurately the financial condition and results of operations of the Company, at the dates and for the periods indicated, and have been prepared in accordance with GAAP consistently applied, except that the unaudited Financial Statements may not be in accordance with GAAP because of the absence of footnotes normally contained therein and are subject to normal year-end audit adjustments which individually or in the aggregate will not be material.  Since the date of the Interim Balance Sheet, the Issuer has not incurred any obligation (or series of related obligations) or liability, contingent or otherwise, in excess of $50,000, except as set forth on Schedule 3.19.”

(e)             The following new Section 3.27(f) is added the Purchase Agreement:

“(f)           The results of the Company's Phase III oral calcitonin clinical trial (the "Study"), including each of the Study's three treatment segments (i.e., placebo, oral, nasal), were properly released and are accurately represented in the data analysis delivered by the Company to the Purchasers.  The Company has no Knowledge of any facts or circumstances that are inconsistent with, or otherwise call into question, such results.”

6.           Amendment to Warrants. Sections 3.1, 3.3 and 3.4 of each of the Existing Warrants and the form of Warrant attached to the Purchase Agreement is hereby deleted in its entirety and the following inserted in lieu thereof:

“3.1           Subdivision, Consolidation, Reclassification or Change in Common Stock.  In the event of any subdivision, consolidation, reclassification or change of the Common Stock into a greater or lesser number or different class or classes of stock, the number of shares of Common Stock deliverable upon conversion of the Warrant Stock issuable upon exercise of this Warrant shall be determined in accordance with the terms of Section 2(d)(v) of the Restated Certificate of Incorporation of the Company.”

“3.3           Dividends or Other Distributions.  In the event that the Company issues additional shares of Common Stock as a dividend or other distribution with respect to the Common Stock, the number of shares of Common Stock deliverable upon conversion of the Warrant Stock issuable upon exercise of this Warrant shall be determined in accordance with the terms of Section 2(d)(v) of the Restated Certificate of Incorporation of the Company.”

“3.4           Reorganizations.  If there shall occur any capital reorganization of the Common Stock or the Warrant Stock (excluding mergers and consolidations covered under Section 3.5 hereto and other than a subdivision, combination, reclassification or change in par value), then, as part of any such reorganization, lawful provision shall be made so that the Holder shall have the right thereafter to receive upon the exercise of this Warrant the kind and amount of shares of stock or other securities or property which such Holder would have been entitled to receive if, immediately prior to any such reorganization, such Holder had held the number of shares of (a) Common Stock deliverable upon conversion of the Warrant Stock or (b) Warrant Stock, as the case may be, which were then purchasable upon the exercise of this Warrant.  In any such case, appropriate adjustment (as reasonably determined by the Board of Directors of the Company) shall be made in the application of the provisions set forth herein with respect to the rights and interests thereafter of the Holder such that the provisions set forth in this Section 3 (including provisions with respect to adjustment of the Purchase Price) shall thereafter be applicable, as nearly as is reasonably practicable, in relation to any shares of stock or other securities or property thereafter deliverable upon the exercise of this Warrant.”

7.           Amendment to Schedule I.  Schedule I to the Purchase Agreement is hereby amended in its entirety as set forth on Exhibit A attached hereto.

8.           Effect of this Amendment.  Except as specifically amended as set forth herein, each term and condition of the Purchase Agreement and the Notes shall continue in full force and effect.

9.           Counterparts; Facsimile Signatures.  This Amendment may be executed or consented to in counterparts, each of which shall be deemed an original and all of which taken together shall constitute one and the same instrument.  This Amendment may be executed and delivered by facsimile or electronically and, upon such delivery, the facsimile or electronically transmitted signature will be deemed to have the same effect as if the original signature had been delivered to the other party.

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The parties have caused this Amendment to be duly executed and delivered by their proper and duly authorized officers as of the date and year first written above.

COMPANY:

TARSA THERAPEUTICS, INC.

By:	/s/
Name: David Brand
Title: President and Chief Executive Officer

[Counterpart Signature Pages Begin on Next Page]

Counterpart Signature Page For Purchasers

IN WITNESS WHEREOF, the parties have executed this Note and Warrant Purchase Agreement as of the date first written above.

SIGNED by MVM LIFE SCIENCE
PARTNERS LLP for and on
behalf of MVM FUND III LIMITED
PARTNERSHIP acting by two of its members:

Name:
Title: Member

Name:
Title: Member

SIGNED by MVM LIFE SCIENCE
PARTNERS LLP for and on
behalf of MVM FUND III (NO.2) LIMITED
PARTNERSHIP acting by two of its members:

Name:
Title: Member

Name:
Title: Member

Counterpart Signature Page For Purchasers

           IN WITNESS WHEREOF, the parties have executed this Note and Warrant Purchase Agreement as of the date first written above.

QUAKER BIOVENTURES II, L.P.

By: QUAKER BIOVENTURES CAPITAL II,
L.P., its General Partner

By: QUAKER BIOVENTURES CAPITAL II,
LLC, its General Partner

By:
Name: Matthew B. Rieke
Title: Vice President

Counterpart Signature Page For Purchasers

IN WITNESS WHEREOF, the parties have executed this Note and Warrant Purchase Agreement as of the date first written above.

NOVO A/S

By:
Name: Martin W. Edwards
Title: Senior Partner

Counterpart Signature Page For Purchasers

IN WITNESS WHEREOF, the parties have executed this Note and Warrant Purchase Agreement as of the date first written above.

David Brand

Counterpart Signature Page For Purchasers

IN WITNESS WHEREOF, the parties have executed this Note and Warrant Purchase Agreement as of the date first written above.

UNIGENE LABORATORIES, INC.

By:
Name:
Title:

Counterpart Signature Page For Purchasers

IN WITNESS WHEREOF, the parties have executed this Note and Warrant Purchase Agreement as of the date first written above.

Date
James Gilligan

Exhibit A

Schedule I

SCHEDULE OF PURCHASERS

Name and Address of Purchaser	Initial Loan Amount	Warrant Shares to be Issued at Initial Closing	First Subsequent Loan Amount	Warrant Shares to be Issued at First Subsequent Closing	Second Subsequent Loan Amount	Warrant Shares to be Issued at Second Subsequent Closing	Third Sub-sequent Loan Amount	Warrant Shares to be Issued at Third Subsequent Closing	Fourth Sub-sequent Loan Amount	Warrant Shares to be Issued at Fourth Subsequent Closing
MVM Fund III Limited Partnership c/o MVM Life Science Partners 6 Henrietta Street London, UK WC2E 8PU Attn: Hugo Harrod Fax: 44-0-20-7557-7501	$911,536.98	91,154	$1,302,196.65	130,220	$1,644,436.44	168,059	$1,409,516.95	144,051	$704,758.48	72,025
MVM Fund III (No.2) Limited Partnership c/o MVM Life Science Partners 6 Henrietta Street London, UK WC2E 8PU Attn: Hugo Harrod Fax: 44-0-20-7557-7501	$44,992.02	4,499	$64,274.35	6,427	$81,166.66	8,295	$69,571.42	7,110	$34,785.71	3,555
MVM Subtotal	$956,529	95,653	$1,366,471	136,647	$1,725,603.10	176,354	$1,479,088.37	151,161	$739,554.19	75,580
Quaker BioVentures II, L.P. c/o Quaker BioVentures, L.P. Cira Centre 2929 Arch Street Philadelphia, PA 19104-2868 Attn: George T. Harris, III Fax: 215-609-3351	$1,162,000	116,200	$1,660,000	166,000	$1,817,409.21	185,737	$1,557,779.32	159,203	$778,889.66	79,601
Novo A/S Tuborg Havnevej 19 Hellerup Denmark DK2900 Attn. Heather Ludvigson Fax. +45 3527 6510	$1,367,059	157,212	$1,952,941	224,588	$1,917,112.74	195,926	$1,643,239.49	167,937	$821,619.75	83,968
David Brand 7 Village Circle Newtown Square, PA 19073	$14,412	1,441	$20,588	2,059	$6,562.50	656	$5,625.00	563	$2,812.50	281
James P. Gilligan 14 North Ridge Road Denville, NJ 07834	-	-	-	-	$15,312.50	1,531	$13,125.00	1,313	$6,562.50	656
Unigene Laboratories 81 Fulton St Boonton, NJ 07005 USA	-	-	-	-	$1,517,999.95	157,349	$1,301,142.81	134,871	$650,571.41	67,435
TOTAL:	$3,500,000	370,506	$5,000,000	529, 294	$7,000,000.00	717,554	$6,000,000.00	615,047	$3,000,000	307,523
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